SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): March 30, 1998


                             CABLETRON SYSTEMS, INC
               (Exact name of Registrant as Specified in Charter)

                           DELAWARE 0-10228 04-2797263
         (State or Other Jurisdiction (Commission File (I.R.S. Employer
                  of Incorporation) Number) Identification No.)


                     35 Industrial Way, Rochester, NH 03867
               (Address of Principal Executive Offices) (Zip Code)


                                 (603) 332-9400
               (Registrant's telephone number including area code)

Item 5.  Other Events.

On March 30, 1998 Cabletron Systems, Inc. announced that its Board of Directors had accepted the resignation of Donald B. Reed, President and Chief Executive Officer, effective immediately. The company also announced that Craig R. Benson, Chairman of the Board, will assume Mr. Reed's responsibilities.

         A copy of Cabletron Systems, Inc.'s press release dated March 30, 1998 is attached hereto as Exhibit 99 and is incorporated by reference herein.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits

Exhibit 99        Press release of Cabletron Systems, Inc. dated March 30, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CABLETRON SYSTEMS, INC.



Date:  March 30, 1998
                                  By  /s/  David J. Kirkpatrick
                                  ---------------------------------------------
                                  Chief Financial Officer and
                                  Corporate Executive Vice President of Finance

                                  EXHIBIT INDEX


Exhibit Number      Description                                     Page
-------------       -----------                                     ----

99                  Press Release of Cabletron Systems, Inc.          5
                    dated  March  30,  1998.

Company Press Release

Cabletron Systems Announces Management Changes

ROCHESTER, N.H.--(BUSINESS WIRE)--March 30, 1998--Cabletron Systems, Inc. (NYSE:CS - news) today announced that the Board of Directors has accepted the resignation of Donald B. Reed, President and Chief Executive Officer, effective immediately. He will remain as a consultant and member of the Board of Directors.

Craig R. Benson, Chairman of the Board and a co-founder of the company, will assume Mr. Reed's responsibilities. Under Benson's leadership, Cabletron has grown from a two-man start-up in 1983 to a $1.4 billion market leader.

"I am proud to have been instrumental in developing a planning process designed to achieve specific business goals to help change the strategic course of Cabletron for the future. I am also proud of having solidified our commitment to the distribution channel and of acquiring Digital Network Products Group, which has opened additional markets with strong international presence and outstanding distribution relationships," said Reed. "The recent acquisition of Yago positions us to be a dominant player not only in the switching marketplace, but also in the switch router marketplace."

"Don Reed has made important contributions to Cabletron," said Benson. "Although Don has decided to leave Cabletron's daily management, we are pleased he will continue to provide strategic direction to Cabletron as a consultant and member of the Board of Directors to assure Cabletron's success."

Benson continued, "but citing my experience in the industry Don convinced me to manage the particulars of implementation and proposed that he continue to oversee the broader business strategy from his seat on the board and as a consultant to the company."

Cabletron also announced the following promotions:

John d'Auguste, Executive Vice President of Cabletron's Enterprise Business Unit, has been promoted to President of Operations.

David J. Kirkpatrick, Senior Vice President of Finance and Chief Financial Officer, has been promoted to Corporate Executive Vice President of Finance.

"These promotions underscore the Board's commitment to refocusing Cabletron on its core businesses," Benson continued. "John d'Auguste has a wealth of experience in high technology. In promoting John, we recognize his extensive computer manufacturing background and will continue to benefit from his knowledge."

Prior to joining Cabletron, d'Auguste was Vice President of Direct Sales, and earlier, Vice President of Operations at Gateway 2000 Inc [NYSE:GTW - news]. "John's proven ability to increase production volume by shortening product fulfillment programs will contribute to Cabletron's success as a solutions provider," said Benson.

"The promotion of David Kirkpatrick, a long-time Cabletron executive, recognizes his past contributions and the increased importance we are placing on the financial management role at Cabletron," added Benson.

"The strategy and management team are in an excellent position to aggressively move the company to the next level. Implementation is where my strength lies and I'm looking forward to executing the plan we now have in place," said Benson.

"Cabletron is financially strong and we are confident the direction we are taking will continue to strengthen our industry leadership position."

Cabletron Systems, Inc., a recognized leader in high-performance computer networking products, provides dependable network access and communications to millions of people throughout the world. With scaleable products designed for Fortune 1000 enterprise networks, service providers and small businesses, Cabletron delivers simple, reliable and cost-effective business solutions for the information age.

Cabletron's   World  Wide  Web  site  can  be  reached   on  the   Internet   at
http://www.cabletron.com.